Global Payments Reports Second Quarter 2026 Results

August 5, 2026

•Second quarter 2026 GAAP diluted earnings per share (EPS) of $0.05 and adjusted EPS of $3.46, an increase of 12%.
•Second quarter 2026 GAAP revenue of $3.32 billion and adjusted net revenue of $3.16 billion. On a normalized basis1, adjusted net revenue increased 4%.
•Updates 2026 outlook and reaffirms 2026 capital return plan.
•$1.2 billion of capital returned to shareholders year-to-date.

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ending June 30, 2026.

“We delivered solid second quarter results that were consistent with our expectations, reflecting the resilience of our business model amidst the ongoing conflict in the Middle East,” said Cameron Bready, chief executive officer. “I am particularly pleased with the progress that we have made on the integration of Worldpay as we combine our complementary capabilities to better serve clients and partners globally.”

Bready continued, “Through consistent execution and a sharp focus on commercial excellence, we continue to capitalize on growth opportunities while further differentiating Global Payments through feature-rich products and distinctive service experiences. This is evidenced by the accelerating adoption of our Genius platform, which continues to gain momentum across the markets we serve. At the same time, we remain at the forefront of innovation by leveraging AI across our ecosystem to enhance our solutions, elevate customer experiences, and drive greater operational efficiency, further strengthening our competitive position and long-term growth prospects.”

Bready concluded, “We are pleased to have returned $1.2 billion in capital to shareholders year-to-date, exceeding 50% of our more than $2 billion plan for 2026, and we remain on track to return approximately $7.5 billion over the 2025 to 2027 time period.”
1 Normalized comparisons include the pre-acquisition results of Worldpay and exclude the results of Issuer Solutions and other divested businesses.

Second Quarter 2026 Summary
•GAAP revenues were $3.32 billion and diluted earnings per share were $0.05.
•Adjusted net revenues increased approximately 34% to $3.16 billion. On a normalized basis1, consistent with our full-year outlook, adjusted net revenue increased approximately 4%. Adjusted operating margin expanded 70 basis points on a normalized basis1 to 42.0%.
•Adjusted EPS increased 12% to $3.46.

2026 Outlook
“Our second quarter financial results were consistent with expectations and marked our first full quarter operating as a pure-play commerce solutions provider,” said Josh Whipple, chief financial officer. “Our performance further validates the importance of our scale and distribution and our ability to deliver sustainable growth, margin expansion, and free cash flow.”

Whipple continued, “Given the ongoing conflict in the Middle East and its impact on our travel portfolio, we now expect normalized1, constant currency adjusted net revenue growth of approximately 4% – 5% and adjusted earnings per share of $13.60 – $13.80 for the full year. We continue to expect normalized1 adjusted operating margin expansion of approximately 150 basis points for the full year and to return more than $2 billion of capital to shareholders in 2026.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on September 25, 2026 to shareholders of record as of September 11, 2026.

Conference Call
Global Payments’ management will host a live audio webcast today, August 5, 2026, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements its reporting of revenue, operating income, operating margin, net income attributable to Global Payments, earnings per share, free cash flow, and free cash flow conversion with certain non-GAAP financial measures. These non-GAAP financial measures include adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income attributable to Global Payments, adjusted earnings per share, adjusted free cash flow, and adjusted free cash flow conversion. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

We believe these non-GAAP financial measures assist investors with evaluating the performance of our business. Management uses these non-GAAP financial measures to focus on the factors that it believes are relevant to managing our business, operations, and performance. Any non-GAAP financial measures should be considered in context with our reporting in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payment technology and software company that powers commerce for businesses of all sizes worldwide. We help businesses grow with confidence by delivering innovative solutions that enable seamless payment acceptance, smarter operations and exceptional client experiences – online, in store and everywhere in between. With its global reach, local expertise and scale, Global Payments® manages trillions in payments volume and billions of transactions across more than 175 countries. Headquartered in Atlanta, Georgia, Global Payments is a Fortune 500® company and a member of the S&P 500. Learn more at company.globalpayments.com.

Forward-Looking Statements
This earnings release and associated webcast contain forward-looking statements, which are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements may include, but are not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future financial performance or results of operations; operating metrics such as shares outstanding and capital expenditures; liquidity and deleveraging plans and capital available for allocation; the strategic rationale and anticipated benefits of acquisitions or dispositions, including our acquisition of Worldpay and divestiture of our Issuer Solutions business; the development and introduction of new services and expansion of our business;

and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “estimates,” “forecast,” “budget,” “could,” “should,” “may,” “will,” “would,” or words of similar meaning.

Forward-looking statements are based on current expectations, estimates and projections about our business and the industry and geographies in which we operate, and on the beliefs of, and assumptions made by, our management. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, actual events, outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements. Accordingly, we cannot guarantee or give assurance that our plans and expectations will be achieved.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Worldpay business into that of Global Payments; failing to fully realize anticipated cost savings and other anticipated benefits of the acquisition of Worldpay, either when expected or at all; business disruptions from the acquisition of Worldpay that may harm our business or operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; our ability to retain and hire key personnel; uncertainty as to the long-term value of our common stock following the acquisition of Worldpay, including the dilution caused by issuance of additional shares of Global Payments’ common stock in connection with the acquisition of Worldpay; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effect of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; increased competition in the markets in which we operate; our ability to safeguard our data; risks associated with our indebtedness; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and readers are cautioned not to place undue reliance on forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation and do not intend to publicly update or revise these forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Nathan Rozof, CFA		Matt Cochran

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change

Revenues	$3,320,791	$1,969,287	68.6%	$6,290,473	$3,789,605	66.0%

Operating expenses:
Cost of service	1,293,879	501,772	157.9%	2,567,493	996,947	157.5%
Selling, general and administrative	1,689,791	1,041,256	62.3%	3,401,505	1,998,433	70.2%
Impairment of goodwill	—	33,218	nm	—	33,218	nm
Gain on business disposition	—	(267)	nm	—	(4,260)	nm
	2,983,670	1,575,979		5,968,998	3,024,338

Operating income (loss)	337,121	393,308	(14.3)%	321,475	765,267	(58.0)%

Interest and other income	44,700	35,533	25.8%	78,220	73,573	6.3%
Interest and other expense	(277,538)	(152,538)	81.9%	(519,907)	(301,078)	72.7%
	(232,838)	(117,005)		(441,687)	(227,505)

Income (loss) from continuing operations before income taxes and equity in income of equity method investments	104,283	276,303	(62.3)%	(120,212)	537,762	(122.4)%
Income tax expense (benefit)	(4,926)	40,877	(112.1)%	(16,766)	84,647	(119.8)%
Income (loss) from continuing operations before equity in income of equity method investments	109,209	235,426	(53.6)%	(103,446)	453,115	(122.8)%
Equity in income of equity method investments, net of tax	21,678	19,961	8.6%	41,508	38,210	8.6%
Income (loss) from continuing operations	130,887	255,387		(61,938)	491,325
Income (loss) from discontinued operations, net of tax	(101,963)	(9,289)		(1,688,190)	67,545
Net income (loss)	28,924	246,098	(88.2)%	(1,750,128)	558,870	(413.2)%
Net income attributable to noncontrolling interests	(15,953)	(4,458)	257.9%	(36,779)	(11,496)	219.9%
Net income (loss) attributable to Global Payments	$12,971	$241,640	(94.6)%	$(1,786,907)	$547,374	(426.5)%

Basic earnings (loss) per share attributable to Global Payments:
Continued operations	$0.43	$1.03	(58.3)%	$(0.36)	$1.96	(118.4)%
Discontinued operations	$(0.38)	$(0.04)	nm	$(6.22)	$0.27	nm
Total basic earnings (loss) per share attributable to Global Payments	$0.05	$0.99	(94.9)%	$(6.58)	$2.23	(395.1)%

Diluted earnings (loss) per share attributable to Global Payments:
Continued operations	$0.43	$1.03	(58.3)%	$(0.36)	$1.96	(118.4)%
Discontinued operations	$(0.38)	$(0.04)	nm	$(6.22)	$0.27	nm
Total diluted earnings (loss) per share attributable to Global Payments	$0.05	$0.99	(94.9)%	$(6.58)	$2.23	(395.1)%

Note: nm = not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change

Adjusted net revenue	$3,159,074	$2,361,234	33.8%	$6,015,363	$4,566,061	31.7%

Adjusted operating income	$1,325,499	$1,052,749	25.9%	$2,466,126	$1,986,636	24.1%

Adjusted net income attributable to Global Payments	$934,305	$754,189	23.9%	$1,743,241	$1,419,480	22.8%

Adjusted diluted earnings per share attributable to Global Payments	$3.46	$3.10	11.7%	$6.42	$5.79	11.0%

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Note: Financials include the impact of the sold Issuer Solutions business.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2026		June 30, 2025		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Enterprise	$838,301	$838,149	$149,022	$147,502	462.5%	468.2%
Platforms	652,768	627,534	287,774	221,119	126.8%	183.8%
SMB	1,648,952	1,512,621	1,333,423	1,276,382	23.7%	18.5%
Issuer Solutions	—	—	—	535,682	nm	nm
Other revenues	180,770	180,770	199,068	199,246	(9.2)%	(9.3)%
Intersegment eliminations	—	—	—	(18,696)	nm	nm
	$3,320,791	$3,159,074	$1,969,287	$2,361,234	68.6%	33.8%

Operating income (loss):
Enterprise	$247,593	$652,759	$84,305	$113,364	193.7%	475.8%
Platforms	192,794	283,633	120,248	133,646	60.3%	112.2%
SMB	628,460	891,218	669,187	829,778	(6.1)%	7.4%
Issuer Solutions	—	—	—	265,472	nm	nm
Corporate/Other	(731,726)	(502,111)	(447,481)	(289,511)	63.5%	73.4%
Impairment of goodwill	—	—	(33,218)	—	nm	nm
Gain on business disposition	—	—	267	—	nm	nm
	$337,121	$1,325,499	$393,308	$1,052,749	(14.3)%	25.9%

	Six Months Ended
	June 30, 2026		June 30, 2025		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Enterprise	$1,560,690	$1,560,310	$284,499	$281,817	448.6%	453.7%
Platforms	1,220,854	1,172,470	561,906	432,462	117.3%	171.1%
SMB	3,152,293	2,881,139	2,546,981	2,436,927	23.8%	18.2%
Issuer Solutions	—	45,978	—	1,053,450	nm	(95.6)%
Other revenues	356,636	357,195	396,219	396,506	(10.0)%	(9.9)%
Intersegment eliminations	—	(1,731)	—	(35,101)	nm	(95.1)%
	$6,290,473	$6,015,363	$3,789,605	$4,566,061	66.0%	31.7%

Operating income (loss):
Enterprise	$409,088	$1,216,228	$154,835	$213,099	164.2%	470.7%
Platforms	359,772	540,381	235,451	262,126	52.8%	106.2%
SMB	1,180,663	1,698,802	1,252,636	1,567,522	(5.7)%	8.4%
Issuer Solutions	—	19,580	—	510,041	nm	(96.2)%
Corporate/Other	(1,628,048)	(1,008,864)	(848,697)	(566,152)	91.8%	78.2%
Impairment of goodwill	—	—	(33,218)	—	nm	nm
Gain on business disposition	—	—	4,260	—	nm	nm
	$321,475	$2,466,126	$765,267	$1,986,636	(58.0)%	24.1%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$5,408,962	$8,336,402
Accounts receivable, net	1,576,986	784,174
Settlement processing assets	3,619,252	1,476,543
Prepaid expenses and other current assets	1,064,631	802,018
Current assets of discontinued operations	—	1,203,534
Total current assets	11,669,831	12,602,671
Goodwill	26,984,810	17,076,624
Other intangible assets, net	19,409,900	4,231,227
Property and equipment, net	2,134,832	1,501,763
Deferred income taxes	344,836	171,430
Notes receivable	842,739	816,810
Other noncurrent assets	2,186,839	1,868,788
Noncurrent assets of discontinued operations	—	15,069,171
Total assets	$63,573,787	$53,338,484

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Settlement lines of credit	$1,136,764	$345,007
Current portion of long-term debt	925,032	1,920,792
Accounts payable and accrued liabilities	3,707,246	2,542,627
Settlement processing obligations	5,934,765	1,720,608
Income taxes payable	2,449,991	117,509
Current liabilities of discontinued operations	—	810,301
Total current liabilities	14,153,798	7,456,844
Long-term debt	21,493,294	19,541,512
Deferred income taxes	2,887,172	1,605,504
Other noncurrent liabilities	1,069,873	522,121
Noncurrent liabilities of discontinued operations	—	433,022
Total liabilities	39,604,137	29,559,003
Commitments and contingencies
Redeemable noncontrolling interests	210,757	201,003
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at June 30, 2026 and December 31, 2025; 265,909,443 shares issued and outstanding at June 30, 2026 and 236,692,592 shares issued and outstanding at December 31, 2025	—	—
Paid-in capital	19,405,166	17,078,652
Retained earnings	4,014,698	5,936,322
Accumulated other comprehensive loss	(309,157)	(126,207)
Total Global Payments shareholders’ equity	23,110,707	22,888,767
Nonredeemable noncontrolling interests	648,186	689,711
Total equity	23,758,893	23,578,478
Total liabilities, redeemable noncontrolling interests and equity	$63,573,787	$53,338,484

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2026	June 30, 2025

Cash flows from operating activities:
Net income (loss)	$(1,750,128)	$558,870
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	244,072	225,105
Amortization of acquired intangibles	1,504,738	551,074
Amortization of capitalized contract costs	51,796	66,966
Share-based compensation expense	57,193	79,550
Provision for operating losses and credit losses	72,783	41,880
Noncash lease expense	35,612	25,163
Deferred income taxes	(881,242)	95,584
Paid-in-kind interest capitalized to principal of notes receivable	(33,396)	(38,961)
Equity in income of equity method investments, net of tax	(41,531)	(38,299)
Distributions received on investments	—	7,512
Impairment of goodwill	—	33,218
Gain on business disposition	(22,174)	(4,260)
Other, net	49,937	19,621
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(141,531)	(102,565)
Prepaid expenses and other assets	(288,990)	(124,058)
Income taxes payable	2,333,824	(15,461)
Accounts payable and other liabilities	(817,165)	(8,290)
Net cash provided by operating activities	373,798	1,372,649
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(1,421,470)	(205,825)
Capital expenditures	(497,000)	(279,747)
Principal payment received on notes receivable	8,750	8,750
Net cash from sales of businesses	7,362,347	—
Net cash provided by (used in) investing activities	5,452,627	(476,822)
Cash flows from financing activities:
Changes in funds held for customers	(24,077)	(118,967)
Changes in settlement processing assets and obligations, net	(694,176)	630,244
Net borrowings from settlement lines of credit	827,464	87,551
Net borrowings from commercial paper notes	674,393	797,732
Proceeds from long-term debt	9,331,133	2,755,112
Repayments of long-term debt	(18,055,394)	(3,769,614)
Payments of debt issuance costs	(9,798)	(40,512)
Repurchases of common stock	(1,099,942)	(691,089)
Proceeds from stock issued under share-based compensation plans	12,331	16,244
Common stock repurchased - share-based compensation plans	(33,795)	(37,372)
Distributions to noncontrolling interests	(37,781)	(30,095)
Dividends paid	(134,717)	(121,501)
Net cash used in financing activities	(9,244,359)	(522,267)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,586)	230,353
Increase (decrease) in cash, cash equivalents and restricted cash	(3,423,520)	603,913
Cash, cash equivalents and restricted cash, beginning of the period	9,116,414	2,735,975
Cash, cash equivalents and restricted cash, end of the period	$5,692,894	$3,339,888

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$3,320,791	$—	$(161,717)	$—	$—	$3,159,074

Operating income (loss)	$337,121	$(5,178)	$(11)	$993,568	$—	$1,325,499

Net income (loss) attributable to Global Payments	$12,971		$(11)	$995,062	$(73,717)	$934,305

Diluted earnings (loss) per share attributable to Global Payments:	$0.05					$3.46

Diluted weighted-average shares outstanding	270,115					270,115

	Three Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,969,287	$615,132	$(223,184)	$—	$—	$2,361,234

Operating income (loss)	$393,308	$253,810	$343	$405,288	$—	$1,052,749

Net income (loss) attributable to Global Payments	$241,640		$343	$394,314	$117,893	$754,189

Diluted earnings (loss) per share attributable to Global Payments:	$0.99					$3.10

Diluted weighted-average shares outstanding	243,577					243,577

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the three months ended June 30, 2026, earnings adjustments to operating income (inclusive of discontinued operations) include $764.6 million in cost of service (COS) and $229.0 million in selling, general and administrative expenses (SG&A). Adjustments to COS include amortization of acquired intangibles of $757.6 million, acquisition, integration and separation expenses of $0.3 million, and other items of $6.7 million. Adjustments to SG&A include acquisition, integration and separation expenses of $157.4 million, facilities exit charges of $1.7 million, charges for business transformation activities of $40.1 million, employee termination benefits of $25.3 million, and other items of $4.5 million.

For the three months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $335.6 million of amortization of acquired intangibles in COS and $176.9 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $24.4 million, facilities exit charges of $5.1 million, charges for business transformation activities of $109.6 million (including non-cash write-down), modernization charges of $8.4 million, employee termination benefits of $24.5 million, and other items of $4.9 million.

Earnings adjustments for the three months ended June 30, 2025, also include the add back of $140.1 million of depreciation and amortization (D&A) of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $0.3 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the three months ended June 30, 2025, income taxes on adjustments include the removal of $202.0 million in tax charges related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$6,290,473	$54,259	$(329,370)	$—	$—	$6,015,363

Operating income (loss)	$321,475	$14,081	$(12)	$2,130,582	$—	$2,466,126

Net income (loss) attributable to Global Payments	$(1,786,907)		$(12)	$2,150,303	$1,379,857	$1,743,241

Diluted earnings (loss) per share attributable to Global Payments:	$(6.58)					$6.42

Diluted weighted-average shares outstanding	271,564					271,564

	Six Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$3,789,605	$1,213,646	$(437,188)	$—	$—	$4,566,061

Operating income (loss)	$765,267	$352,736	$637	$867,997	$—	$1,986,636

Net income (loss) attributable to Global Payments	$547,374		$637	$854,056	$17,414	$1,419,480

Diluted earnings (loss) per share attributable to Global Payments:	$2.23					$5.79

Diluted weighted-average shares outstanding	245,359					245,359

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the six months ended June 30, 2026, earnings adjustments to operating income (inclusive of discontinued operations) include $1,523.5 million in COS and $629.2 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,504.6 million, acquisition, integration and separation expenses of $0.5 million, and other items of $18.4 million. Adjustments to SG&A include acquisition, integration and separation expenses of $448.6 million, facilities exit charges of $3.5 million, charges for business transformation activities of $136.0 million, modernization charges of $1.4 million, employee termination benefits of $32.2 million, and other items of $7.5 million.

For the six months ended June 30, 2026, earnings adjustments to operating income also include the elimination of a $22.2 million gain on business dispositions for Discontinued Operations.

For the six months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $664.9 million of amortization of acquired intangibles in COS and $314.3 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $52.8 million, facilities exit charges of $9.8 million, charges for business transformation activities of $175.8 million (including non-cash write-down), modernization charges of $17.8 million, employee termination benefits of $24.6 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $15.2 million.

Earnings adjustments for the six months ended, June 30, 2025, also include the add back of $140.1 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the six months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $4.3 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the six months ended June 30, 2026, income taxes on adjustments include the removal of $1,573.8 million in tax charges related to discontinued operations. In addition, for the six months ended June 30, 2025, income taxes on adjustments include the removal of $202.0 million in tax charges related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$838,301	$—	$(153)	$—	$838,149
Platforms	652,768	—	(25,234)	—	627,534
SMB	1,648,952	—	(136,330)	—	1,512,621
Other revenues	180,770	—	—	—	180,770
	$3,320,791	$—	$(161,717)	$—	$3,159,074

Operating income (loss):
Enterprise	$247,593	$—	$(11)	$405,177	$652,759
Platforms	192,794	—	—	90,839	283,633
SMB	628,460	—	—	262,758	891,218
Issuer Solutions	—	(5,178)	—	5,178	—
Corporate/Other	(731,726)	—	—	229,616	(502,111)
	$337,121	$(5,178)	$(11)	$993,568	$1,325,499

	Three Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$149,022	$—	$(1,520)	$—	$147,502
Platforms	287,774	—	(66,656)	—	221,119
SMB	1,333,423	—	(57,041)	—	1,276,382
Issuer Solutions	—	615,132	(79,450)	—	535,682
Other revenues	199,068	—	178	—	199,246
Intersegment eliminations	—	—	(18,696)	—	(18,696)
	$1,969,287	$615,132	$(223,184)	$—	$2,361,234

Operating income (loss):
Enterprise	$84,305	$—	$—	$29,059	$113,364
Platforms	120,248	—	—	13,398	133,646
SMB	669,187	—	—	160,590	829,778
Issuer Solutions	—	253,810	343	11,319	265,472
Corporate/Other	(447,481)	—	—	157,971	(289,511)
Impairment of goodwill	(33,218)	—	—	33,218	—
Gain on business disposition	267	—	—	(267)	—
	$393,308	$253,810	$343	$405,288	$1,052,749

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the three months ended June 30, 2026, earnings adjustments to operating income (inclusive of discontinued operations) include $764.6 million in COS and $229.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $757.6 million, acquisition, integration and separation expenses of $0.3 million, and other items of $6.7 million. Adjustments to SG&A include acquisition, integration and separation expenses of $157.4 million, facilities exit charges of $1.7 million, charges for business transformation activities of $40.1 million, employee termination benefits of $25.3 million, and other items of $4.5 million.

For the three months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $335.6 million of amortization of acquired intangibles in COS and $176.9 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $24.4 million, facilities exit charges of $5.1 million, charges for business transformation activities of $109.6 million (including non-cash write-down), modernization charges of $8.4 million, employee termination benefits of $24.5 million, and other items of $4.9 million.

Earnings adjustments for the three months ended June 30, 2025, also include the add back of $140.1 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $0.3 million gain on business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended June 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$1,560,690	$—	$(380)	$—	$1,560,310
Platforms	1,220,854	—	(48,384)	—	1,172,470
SMB	3,152,293	—	(271,154)	—	2,881,139
Issuer Solutions	—	54,259	(8,281)	—	45,978
Other revenues	356,636	—	560	—	357,195
Intersegment eliminations	—	—	(1,731)	—	(1,731)
	$6,290,473	$54,259	$(329,370)	$—	$6,015,363

Operating income (loss):
Enterprise	$409,088	$—	$(23)	$807,164	$1,216,228
Platforms	359,772	—	—	180,609	540,381
SMB	1,180,663	—	—	518,139	1,698,802
Issuer Solutions	—	(8,093)	11	27,662	19,580
Corporate/Other	(1,628,048)	—	—	619,183	(1,008,864)
Gain on business disposition	—	22,174	—	(22,174)	—
	$321,475	$14,081	$(12)	$2,130,582	$2,466,126

	Six Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$284,499	$—	$(2,681)	$—	$281,817
Platforms	561,906	—	(129,444)	—	432,462
SMB	2,546,981	—	(110,055)	—	2,436,927
Issuer Solutions	—	1,213,646	(160,196)	—	1,053,450
Other revenues	396,219	—	288	—	396,506
Intersegment eliminations	—	—	(35,101)	—	(35,101)
	$3,789,605	$1,213,646	$(437,188)	$—	$4,566,061

Operating income (loss):
Enterprise	$154,835	$—	$—	$58,264	$213,099
Platforms	235,451	—	—	26,675	262,126
SMB	1,252,636	—	(92)	314,977	1,567,522
Issuer Solutions	—	352,736	729	156,577	510,041
Corporate/Other	(848,697)	—	—	282,546	(566,152)
Impairment of goodwill	(33,218)	—	—	33,218	—
Gain on business disposition	4,260	—	—	(4,260)	—
	$765,267	$352,736	$637	$867,997	$1,986,636

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the six months ended June 30, 2026, earnings adjustments to operating income (inclusive of discontinued operations) include $1,523.5 million in COS and $629.2 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,504.6 million, acquisition, integration and separation expenses of $0.5 million, and other items of $18.4 million. Adjustments to SG&A include acquisition, integration and separation expenses of $448.6 million, facilities exit charges of $3.5 million, charges for business transformation activities of $136.0 million, modernization charges of $1.4 million, employee termination benefits of $32.2 million, and other items of $7.5 million.

For the six months ended June 30, 2026, earnings adjustments to operating income also include the elimination of a $22.2 million gain on business dispositions for Discontinued Operations.

For the six months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $664.9 million of amortization of acquired intangibles in COS and $314.3 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $52.8 million, facilities exit charges of $9.8 million, charges for business transformation activities of $175.8 million (including non-cash write-down), modernization charges of $17.8 million, employee termination benefits of $24.6 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $15.2 million.

Earnings adjustments for the six months ended, June 30, 2025, also include the add back of $140.1 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the six months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $4.3 million gain on business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2026 Growth
Revenues:
GAAP revenues	70%	to	71%
Adjustments incl Worldpay Proforma(1)		(68)%
FX impact		0%
Constant currency (CC) adj net revenue	2%	to	3%
Dispositions		2%
CC adjusted net revenue excluding dispositions	4%	to	5%

Earnings Per Share:
GAAP diluted EPS	(185)%	to	(187)%
Adjustments(2)		198%
FX impact		0%
CC adjusted EPS	11%	to	13%

(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Net revenue adjustments also include the effect of discontinued operations.

(2)Adjustments to 2025 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $4.42, 3) acquisition, integration, and separation expense of $1.06, 4) charges for business transformation activities of $1.27, 5) employee termination benefits of $0.10, 6) modernization charges of $0.12, 7) facilities exit charges of $0.06, 8) goodwill impairment of $0.11, 9) gain/loss on business dispositions of $(0.49), 10) add back of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations of $(1.43), 11) other income and expense of $0.19, 12) equity method investment earnings from our interest in a private equity investment fund of $(0.20), 13) discrete tax items of $1.18, 14) other items of $0.04, 15) the effect of noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin, net income attributable to Global Payments, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income attributable to Global Payments, and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted operating margin, adjusted net income attributable to Global Payments and adjusted EPS exclude acquisition-related amortization expense, acquisition, integration, separation and transformation expense, gains or losses on business dispositions, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. In addition depreciation expense of certain acquired technology assets is also excluded, as it is a noncash expense and, based on its nature, is impacted by future integration initiatives. Excluding such depreciation expense supplements GAAP information with a measure that can be used to assess the comparability of operating performance across periods, as such assets were recognized as part of acquisition accounting. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments include the removal of tax charges related to business dispositions.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.